UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2012

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	333-164517	14-1820954
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1112 Weston Road, Unit 278

Weston, Florida 33326

(Address of principal executive offices)

            (847) 386-1384

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03.	Bankruptcy or Receivership.

On February 27, 2012, an involuntary Petition under Chapter 7 of the United States Bankruptcy Code was filed against the Company in the United States Bankruptcy Court for the Southern District of Florida. No order for relief has been entered by the Bankruptcy Court nor has a trustee in bankruptcy been appointed by the U.S. Trustee. The Company does not intend to seek dismissal of this Petition.

As a result of this Chapter 7 proceeding, the Company will no longer file periodic reports under the Securities Exchange Act of 1934 and thus (i) its Common Stock will no longer be traded on the Over the Counter Bulletin Board, and (ii) its shares will no longer be eligible for legend removal under Rule 144 for failure to continue to meet the current reporting requirement under Rule 144.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas W. Materna resigned from the board of directors (the “Board”) of American Scientific Resources, Incorporated, a Nevada corporation (the “Company”) on February 29, 2012. Robert T. Faber and Jason Roth resigned from the Board and as officers of the Company on March 15, 2012. Paul Cohen and Austin Kasinetz resigned from the Board on March 15, 2012. Howard Taylor remains as the sole director of the Company and shall function as its officer, by default, as all officers have resigned.

On March 2, 2012, the Board received a letter from Christopher Tirotta, dated March 2, 2012, in which Dr. Tirotta informed the Board that he was tendering his resignation as a member of the Board effective February 27, 2012. Dr. Tirotta’s letter states that his decision to resign was due to his disagreement with the Company’s entry into an asset purchase agreement with American Scientific Resources, Inc., a Delaware corporation, on February 23, 2012. A copy of Dr. Tirotta’s letter is attached as Exhibit 17.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Dr. Tirotta a copy of the disclosures it is making in this Item 5.02 report no later than the day of filing this Form 8-K with the Securities and Exchange Commission. The Company has provided Dr. Tirotta with the opportunity to furnish it as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and the Company shall file any letter received by it from the director with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

17.1	Letter from Christopher Tirotta resigning from the American Scientific Resources, Incorporated Board of Directors, dated March 2, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Scientific Resources, Incorporated

Date: March 16, 2012	By:	/s/ Howard Taylor
Name: Howard Taylor
Title: Director

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